Exhibit 10.1

                 Operating Agreement of Hilton Petroleum Greater
                       San Joaquin Basin Joint Venture LLC



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                               OPERATING AGREEMENT
                                       OF
                                HILTON PETROLEUM
                            GREATER SAN JOAQUIN BASIN
                                JOINT VENTURE LLC


THIS AGREEMENT is made and entered into this 6th day of July, 1999, by and between HILTON PETROLEUM GREATER SAN JOAQUIN BASIN JOINT VENTURE LLC, a Colorado limited liability company (the "Company") and those persons whose names appear on Schedule A attached hereto, hereinafter referred to as "Members."

                                    RECITALS:

The Company has the right to acquire a 3% participating interest in the Greater San Joaquin Joint Venture (the "Joint Venture"), which is a consortium of oil companies headed by Berkley Petroleum Ltd. as the joint venture operator. The working interest and net revenue interest of the Company for a particular prospect will vary depending upon the terms of the lease related to the prospect. The Company shall be bound by the Joint Venture operating agreement. Hilton Petroleum Ltd., a Yukon corporation ("Hilton Petroleum") is appointed as the permanent Manager of the Company.

The cost of this interest is $1,550,000 and the agreement of the Company to pay its share of all costs associated with the Joint Venture. These costs include but may not be limited to drilling costs associated with each well; acreage costs for any additional acreage acquired in addition to the 20,000 acres already leased by the Joint Venture; and operating expenses associated with any commercially developed well(s). The Company shall pay 4% of all costs to earn its working interest in the first three wells and 3% of all costs to earn its working interest in wells four, five, and six. The Company's share of the estimated cost for the first well is $400,000. Accordingly, the Company is to be capitalized initially with $1,950,000 by selling 20 Units of Membership interest in the Company at $97,500 per Unit. Each Unit shall represent a 5% interest in the Company.

The Company's share of the estimated costs for the first three wells is $1,200,000. The estimated cost of drilling any future wells will be based on an Authority for Expenditure provided by the well's operator. Calls for additional capital contributions are typically due within 10 days of notification by the operator as described in the Joint Venture operating agreement.

For its services as Manager of the Company, Hilton Petroleum shall be paid a monthly management fee following the completion of the sixth well of $5,000 plus actual costs.

IT IS AGREED, in consideration of the promises, covenants, performance, and mutual consideration herein as follows:


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                                        I
                              FORMATION OF COMPANY

1.1. ARTICLES OF ORGANIZATION. This Company is organized pursuant to the provisions of the Limited Liability Company Laws of the State of Colorado and pursuant to Articles of Organization filed with the Secretary of State on June __, 1999. The rights and obligations of the Company and the Members shall be provided in the Articles of Organization and this Operating Agreement of Hilton Petroleum Greater San Joaquin Basin Joint Venture LLC.

1.2. CONFLICT BETWEEN ARTICLES OF ORGANIZATION AND THIS AGREEMENT. If there is any conflict between the provisions of the Articles of Organization and this Operating Agreement, the terms of the Articles of Organization shall control.

1.3 RECITALS PART OF THIS AGREEMENT. The recitals set forth above are incorporated in this Agreement by this reference and shall be used as necessary to interpret the meaning of this Agreement.

                                       II
                              CAPITAL CONTRIBUTIONS

2.1 CONTRIBUTIONS. The minimum capital contribution to be made by a Member is $97,500 for one Unit or 5% interest in the Company. The capital contributions to be made by the Members and with which the Company shall begin business are set forth on Schedule A attached hereto:

2.2. ADDITIONAL CAPITAL CONTRIBUTIONS. In the event that the operator of the Joint Venture notifies the Company that a cash call is due or in the event that the cash funds of the Company are insufficient to meet its operating expenses, the Manager shall notify each of the Members, by registered mail or overnight delivery service, of its share of the cash required and the Members shall make additional capital contributions, in the proportion of their capital contributions within 10 days of the Member's receipt of the notification from the Manager.

2.3 FAILURE TO PAY ADDITIONAL CAPITAL CONTRIBUTION. In the event that a Member fails to pay its additional capital contribution, on the 11th day after having received notification pursuant to Section 2.2 above, with no right to cure such failure, that defaulting Member's interest in the Company shall be deemed to have been purchased by Hilton Petroleum for shares of common stock of Hilton Petroleum or shall be designated as "nonparticipatory" as set forth below:

         2.3.1 If such failure should occur within the first 12 months after the defaulting Member's initial capital contribution, Hilton Petroleum shall pay the defaulting Member's share of the additional capital contribution, but the shares of Hilton Petroleum shall not be

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                  issued  until  12-month  anniversary  of the  initial  capital contribution. The value of the shares shall be based on the 30-day average closing price of the shares on the Vancouver Stock Exchange immediately prior to the 12-month anniversary date. The amount of the defaulting Member's investment divided by the average price shall be the number of shares issued for the defaulting Member's interest in the Company.

         2.3.2 If such failure should occur after the first 12 months but within the first 24 months after the defaulting Member's initial capital contribution, Hilton Petroleum shall pay the defaulting Member's share of the additional capital contribution, and the value of the shares shall be determined by using the 30-day average closing price of the shares on the Vancouver Stock Exchange immediately prior to the date of default.

         2.3.3 If such failure should occur after the first 24 months after the defaulting Member's initial capital contribution, Hilton Petroleum shall pay the defaulting Member's share of the additional capital contribution, and the defaulting Member's interest shall be designated as "nonparticipatory" until that Member's share of cash flow, if any, from an ongoing operation has paid Hilton Petroleum 300% of the defaulted cash call amount(s). If no cash flow can be credited to the Member's interest from ongoing production for a period of 120 days from the date of default, the defaulting Member's interest will default to Hilton Petroleum.

2.4. LOANS. In lieu of voting an additional assessment of capital to meet operating expenses or to finance new investments, the Company may, as determined by the Manager, borrow money from one or any of the Manager, Members, or third persons. However, the Company may only borrow funds for expenses or investments relating to the Joint Venture. In the event that a loan agreement is negotiated with a Manager or Member, he or she shall be entitled to receive interest at a rate and upon such terms to be determined by the Manager, and said loan shall be repaid to the Manager or Member, with unpaid interest, if any, as soon as the affairs of the Company will permit. The loan shall be evidenced by a promissory note obligating the assets of the Company. Such interest and repayment of the amounts so loaned are to be entitled to priority of payment over the division and distribution of capital contributions and profit among Members.

                                       III
                        MEMBERS' ACCOUNTS; ALLOCATION OF
                         PROFIT AND LOSS; DISTRIBUTIONS

3.1. CAPITAL ACCOUNTS. A separate capital account shall be maintained for each Member. The capital accounts of each Member shall initially reflect the amounts specified in Section 2.1. No Member shall withdraw any part of his or her capital account, except upon the approval of the Manager. If the capital account of a Member becomes impaired, or if he or she withdraws said capital account with approval of the Manager, his or her share of subsequent

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         Company  profits shall be credited first to his or her capital  account until that account has been restored, before such profits are credited to his or her income account. If, during the period when a Member's capital account is impaired or he or she has withdrawn funds therefrom as hereinbefore provided, an additional contribution is required of the Member for the purposes specified in Section 2.2, then the Member with such withdrawn or impaired capital account shall be required to contribute his or her proportionate share of the additional capital contribution and the deficiency then existing in his or her capital account, so as to return the capital account to the same proportion existing as of the date of the additional contribution. No interest shall be paid on any capital contributions to the Company.

3.2. INCOME ACCOUNTS. A separate income account shall be maintained for each Member. Company profits, losses, gains, deductions, and credits shall be charged or credited to the separate income accounts annually unless a Member has no credit balance in his or her income account, in which event losses shall be charged to his or her capital account, except as provided in Section 3.1. The profits, losses, gains, deductions, and credits of the Company shall be distributed or charged to the Members as provided in Section 3.3. No interest shall be paid on any credit balance in an income account.

3.3. ALLOCATIONS AMONG MEMBERS. The profits and gains of the Company shall be divided and the losses, deductions, and credits of the Company shall be borne in the proportion of their capital contributions.

3.4. DISPROPORTIONATE CAPITAL ACCOUNTS. No interest or additional allocation profits, losses, gains, deductions, and credits shall inure to any Member by reason of his or her capital account being proportionately in excess of the capital accounts of the other Members.

3.5.     DISTRIBUTIONS OF ASSETS.

         3.5.1. All distributions of assets of the Company, including cash, shall be made in the same allocations among Members as described in Section 3.3.

         3.5.2. Within 30 days from the end of each fiscal quarter, the Manager shall make a distribution to the Members that portion of the net revenues of the Company, or any other assets, which the Manager determines, in its sole discretion, are not necessary for the Company's on-going operations; provided, however, that no distribution of assets may be made to a Member if, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their capital and income accounts, would exceed the fair value of the Company assets.

         3.5.3. A Member has no right to demand and receive any distribution from the Company in any form other than cash.


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                                       IV
                          RULES RELATING TO THE MEMBERS

4.1. ADMISSION OF NEW MEMBERS. Additional Members (i.e. those who purchase their interests directly from the Company) may be admitted upon the unanimous written consent of all Members.

4.2. VOTING OF MEMBERS. A Member shall be entitled to vote the percentage of ownership interest held by that Member on any matter for which Members are required to vote. A member may vote in person or by proxy at any meeting of Members. All decisions of the Members shall be made by Members holding a majority in interest of the Company at a properly called meeting of the Members at which a quorum is present, or by unanimous written consent of the Members.

4.3.     MEETINGS OF MEMBERS.

         4.3.1. Meetings of Members may be held at such time and place, either within or without the State of Colorado, as may be determined by the Manager or the person or persons calling the meeting.

         4.3.2. An annual meeting of the Members shall be held at such time and place as shall be determined by a resolution of the Manager during each fiscal year of the Company. A Member may petition any court of competent jurisdiction in the State of Colorado to order that an annual meeting of the Members be held if an annual meeting is not held within six (6) months after the end of the Company's fiscal year or fifteen (15) months after the Company's last annual meeting, whichever is earlier.

         4.3.3. A special meeting of the Members may be called by the Manager or by at least one-tenth of all of the Members entitled to vote at the meeting.

         4.3.4. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten
                  (10) days nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Manager or any other person calling the meeting, to each Member of record entitled to vote at such meeting. A waiver of notice in writing, signed by the Member before, at, or after the time of the meeting stated in the notice shall be equivalent to the giving of such notice.

         4.3.5. By attending a meeting, a Member waives objection to the lack of notice or defective notice unless the Member, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting. A Member who attends a

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                  meeting also waives objection to consideration at such meeting of a particular matter not within the purpose described in the notice unless the Member objects to considering the matter when it is presented.

4.4. QUORUM AND ADJOURNMENT. Members holding a majority in interest of the Company entitled to vote shall constitute a quorum at the meeting of Members. If a quorum is not represented at any meeting of the Members, such meeting may be adjourned for a period not to exceed sixty (60) days at any one adjournment; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

4.5 SALE OF INTEREST IN JOINT VENTURE OR OTHER ASSETS. The Members of the Company may vote to sell the Company's interest in the Joint Venture or other assets of the Company so long as Members holding at least 60% of the interest in the Company vote in favor of this action and so long as Hilton Petroleum remains as the Manager of the Company.

                                        V
                           RULES RELATING TO MANAGERS

5.1. GENERAL POWERS. Management and the conduct of the business of the Company shall be vested in the Manager, Hilton Petroleum. The Manager may adopt resolutions to govern its activities and the manner in which it shall perform its duties to the Company.

5.2.     DUTIES OF MANAGER.

         5.2.1. The Manager shall have the duties and responsibilities as described in the Colorado Limited Liability Company Act, as amended from time to time.

         5.2.2.   The  Manager  shall  execute  any   instruments  or  documents
                  providing for the acquisition, mortgage, or disposition of the property of the Company.

         5.2.3. Any debt contracted or liability incurred by the Company shall be authorized only by a resolution of the Manager, and any instruments or documents required to be executed by the Company shall be signed by the Manager.

         5.2.4. The Manager may delegate an employee or agent to be responsible for the daily and continuing operations of the business affairs of the Company. All decisions affecting the policy and management of the Company, including the control, employment, compensation, and discharge of employees; the employment of contractors and subcontractors; and the control and operation of the premises and property, including the improvement, rental, lease, maintenance, and all other matters pertaining to the operation of the property of the business shall be made by the Manager.

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         5.2.5.   Any  Manager  may draw  checks  upon the bank  accounts of the
                  Company  and  may  make,  deliver,   accept,  or  endorse  any
                  commercial paper in connection with the business affairs of the Company.

5.3. DEVOTION TO DUTY. At all times during the term of Manager, the Manager shall give reasonable time, attention, and attendance to, and shall use reasonable efforts in the business of the said Company; shall, with reasonable shall and power, exert itself for the interest, benefit, and advantage of said Company; and shall truly and diligently pursue the Company objectives.

5.4. INDEMNIFICATION. The Manager, employees, and agents of the Company shall be entitled to be indemnified by the Company to the extent provided in the Colorado Limited Liability Company Act, as amended from time to time, and shall be entitled to the advance of expenses, including attorneys' fees, in the defense or prosecution of a claim against it, him or her in the capacity of Manager, employee, or agent.

                                       VI
                                      BOOKS

6.1. LOCATION OF RECORDS. The books of the Company shall be maintained at the registered office of the Company.

6.2. ACCESS TO RECORDS AND ACCOUNTING. Each Member shall at all times have access to the books and records of the Company for inspection and copying. Each Member shall also be entitled:

         6.2.1. To obtain from the Manager upon reasonable demand for any purpose such information reasonably related to the Member's Membership Interest in the Company;

         6.2.2. To have true and full information regarding the state of the business and financial condition and any other information regarding the affairs of the Company;

         6.2.3. To have a copy of the Company's federal, state, and local income tax returns for each year promptly after they are available to the Company; and

         6.2.4. To have a formal accounting of the Company affairs whenever circumstances render an accounting just and reasonable.

6.3. ACCOUNTING RULES. The books shall be maintained on a cash basis. The fiscal year of the Company shall be the calendar year. Distributions to income accounts shall be made annually by the 15th of March following the end of the fiscal year. The books shall be closed and balanced at the end of each calendar year and, if an audit is determined to be

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         necessary by vote or consent of the Manager, it shall be made as of the closing date. The Manager may authorize the preparation of year-end profit-and-loss statements, balance sheet, and tax returns by a public accountant. Any tax forms required to be sent to the Members shall be sent no later than the 15th of March following the fiscal year end.

                                       VII
                                   DISSOLUTION

7.1. CAUSES OF DISSOLUTION. The Company shall be dissolved upon the occurrence of any of the following events:

         7.1.1. At any time by unanimous agreement of the Members;

         7.1.2.   Upon the termination of the Joint Venture; or

         7.1.3.   Upon the dissolution of the Manager.

7.2. DISTRIBUTION OF ASSETS IF BUSINESS UPON DISSOLUTION. In the event of dissolution of the Company, the Manager shall proceed with reasonable promptness to sell the real and personal property owned by the Company and to liquidate the business of the Company. Upon dissolution, the assets of the Company business shall be used and distributed in the following order:

         7.2.1. Any liabilities and liquidating expenses of the Company will first be paid;

         7.2.2. The reasonable compensation and expenses of the Manager in liquidation shall be paid;

         7.2.3. The amount then remaining shall be paid to and divided among the Members in accordance with the statutory scheme for distribution and liquidation of the Company under the Colorado Limited Liability Company Act, as amended from time to time.

                                      VIII
                              EXPULSION OF A MEMBER

8.1. CAUSES OF EXPULSION. A Member may be expelled from the Company upon the occurrence of any of the following events:

         8.1.1. If a Member shall violate any of the provisions of this Agreement; or


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         8.1.2.   If a  Member's  Membership  Interest  shall  be  subject  to a charging order or tax lien, which is not dismissed or resolved to the satisfaction of the Manager of the Company within thirty (30) days after assessment or attachment.

8.2.     NOTICE OF  EXPULSION.  Upon the  occurrence  of an event  described  in
         Section 8.1, written notice of expulsion shall be given to the violating Member either by serving the same by personal delivery or by mailing the same by certified mail to his or her last known place of residence, as shown on the books of said Company. Upon the receipt of personal notice, or the date of the postmark for certified mail, the violating Member shall be considered expelled, and shall have no further rights as a Member of the Company, except to receive the amount described in Section 8.3 below.

8.3 PAYMENT FOR MEMBERSHIP INTEREST. The violating Member shall be entitled to the amount of his or her capital account as of the date of expulsion, plus his or her income account as of the end of the prior fiscal year, decreased by his or her share of the Company losses, deductions, and credits to the Company computed to the date of expulsion, and decreased by withdrawals such as would have been charged to his or her income account during the present year to the date of expulsion. This amount is subject to setoff for any damages incurred as the result of the violating Member's actions.

                                       IX
                             BANKRUPTCY OF A MEMBER

9.1. BANKRUPTCY DEFINED. A Member shall be considered bankrupt if the Member files a petition in bankruptcy (or an involuntary petition in bankruptcy is filed against the Member and the petition is not dismissed within sixty (60) days) or makes an assignment for the benefit of creditors or otherwise takes any proceeding or enters into any agreement for compounding his or her debts other than by the payment of them in the full amount thereof, or is otherwise regarded as insolvent under any Colorado insolvency act.

9.2. EFFECTIVE DATE FOR BANKRUPTCY. The Effective Date of a Member's bankruptcy shall be the date that the Manager, having learned of the Member's bankruptcy, gives notice in writing stating that the Member is regarded as bankrupt under this Agreement, such notice to be served personally or by leaving the same at the place of business of the Company. As of the Effective Date, the bankrupt Member shall have no further rights as a Member of the Company, except to receive the amounts to which he or she is entitled under Section 8.3.



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                                        X
                      RETIREMENT OR RESIGNATION OF A MEMBER

10.1. RIGHT TO RETIRE OR RESIGN. A Member shall have the right, at any time, to retire or resign as a Member of the Company by giving three (3) months' notice to the Company at the Company's place of business.

10.2. CONSEQUENCES OF RETIREMENT OR RESIGNATION. Upon giving notice of an intention to retire or resign, the Withdrawn Member shall only be entitled to the payments provided in Section 8.3.

                                       XI
                                DEATH OF A MEMBER

11.1. DEATH OF A MEMBER. Upon the death of a Member, the deceased Member's rights as Member of the Company shall cease and terminate except as provided in this Article XI.

11.2. CONSEQUENCES OF DEATH. The Company shall purchase the Membership Interest of the deceased Member as provided in Section 8.3, and the closing of such purchase shall be within thirty (30) days of the notice of such election, except in the event the Company has life insurance on the decedent, in which event the amount and method of payment for the Membership Interest of the deceased Member will be as provided in
         Section 11.3.

11.3. INSURANCE. The Company may, but is not obligated to, contract for life insurance on the lives of each of the Members, or any individual Member, in any amount not disproportionate to the value of each Member's Membership Interest. In the event of death of a Member, insurance proceeds paid to the Company will be used to purchase the Membership Interest of the deceased Member. The purchase price shall be the greater of the amount determined under Section 8.3 or the amount of insurance proceeds received by the Company. The payment of the purchase price to the decedent's representatives or heirs shall be made within thirty (30) days following receipt of the insurance proceeds by the Company.

                                       XII
                           SALE OF A MEMBER'S INTEREST

12.1. PROVISIONS RESTRICTING SALE OF MEMBERSHIP INTERESTS. In the event that a Member desires to sell, assign, or otherwise transfer his or her Membership Interest in the Company and has obtained a bona fide offer for the sale thereof made by some person not a member of this Company, he or she shall first offer to sell, assign, or otherwise transfer the Membership Interest to the other Members at the price and on the same terms as previously offered him or her, and each of the other Members shall have the right to purchase his or her proportionate share of the selling Member's Membership Interest. The selling Member shall

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         notify the other Members of such offer by registered  mail or overnight delivery within 10 days of the receipt of the offer. Any Member which desires to purchase his or her proportionate interest in the selling Member's Membership Interest shall notify the selling Member in writing, by registered mail or overnight delivery, within 30 days of receipt of the offer from the selling Member. If any Member does not desire to purchase the Membership Interest on such terms or at such price and the entire Membership Interest is not purchased by the other Members, no other Member may purchase any part of the Membership Interest, and the selling Member may then sell, assign, or otherwise transfer his or her entire Membership Interest in the Company to the person making the said offer at the price offered. The intent of this provision is to require that the entire Membership Interest of a Member be sold intact, without fractionalization. A purchaser of a Membership Interest of the Company shall not become a Member and shall not participate in the management of the Company, without the unanimous consent of the non-selling Members, but shall be entitled to receive
         the  share  of  profits,  gains,  losses,   deductions,   credits,  and
         distributions to which the selling Member would be entitled.

12.2 SALE OF MEMBERSHIP INTEREST TO HILTON PETROLEUM. After 12 months but before 25 months after a Member's initial capital contribution, the Member may sell the interest to Hilton Petroleum in exchange for shares of Hilton Petroleum common stock. The value of the stock shall be determined by the average closing price for the stock on the Vancouver Stock Exchange for the 30 days immediately after Hilton Petroleum has received notification in writing of a Member's desire to sell to Hilton Petroleum. The number of shares issued to the selling Member shall be the 30-day average closing price divided into the selling Member's total investment amount.

                                      XIII
                               MEMBERS' COVENANTS

13.1. MEMBER'S PERSONAL DEBTS. In order to protect the property and assets of the Company from any claim against any Member for personal debts owed by such Member, each Member shall promptly pay all debts owing by him or her and shall indemnify the Company from any claim that might be made to the detriment of the Company by any personal creditor of such Member.

13.2. ALIENATION OF MEMBERSHIP INTEREST. No Member shall, except as provided in Article XII, sell, assign, mortgage, or otherwise encumber his or her Membership Interest in the Company or in its capital assets or property; or enter into any agreement of any kind that will result in any person, firm, or other organization becoming interested with him or her in the Company; or do any act detrimental to the best interests of the Company.


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                          Operating Agreement - Page 11

                                       XIV
                                   ARBITRATION

14.1. ARBITRATION. Any dispute, claim, or controversy arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the rules then obtaining of the American Arbitration Association. Judgment upon the award rendered by said arbitration may be entered in any court having jurisdiction thereof. Costs of arbitration shall be paid by the loser. If one Member notifies the other Member in writing of a dispute, claim, or controversy within six (6) months of the arising of such dispute, claim, or controversy and requests that the same be arbitrated, no legal action may then be commenced thereon, except to obtain judgment on the arbitration award.

                                       XV
                            MISCELLANEOUS PROVISIONS

15.1. INUREMENT. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns, and each person entering into this Agreement acknowledges that this Agreement constitutes the sole and complete representation made to him or her regarding the Company, its purpose and business, and that no oral or written representations or warranties of any kind or nature have been made regarding the proposed investments, nor any promises, guarantees, or representations regarding income or profit to be derived from any future investment.

15.2. MODIFICATION. This Agreement may be modified from time to time as necessary only by the written agreement of the Company, acting through the vote or consent of its Managers, and the Members.

15.3. SEVERABILITY. The provisions of this Agreement are severable and separate, and if one or more is voidable or void by statute or rule of law, the remaining provisions shall be severed therefrom and shall remain in full force and effect.

15.4. GOVERNING LAW. This Agreement and its terms are to be construed according to the laws of the State of Colorado.

15.5. COUNTERPARTS. This Agreement has been executed in counterparts and each such counterpart shall be deemed an original of the Agreement for all purposes.


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                          Operating Agreement - Page 12

IN WITNESS WHEREOF, we have hereunto set our hands and seals on the day first written above, in _______________________.

                              HILTON PETROLEUM GREATER SAN
                              JOAQUIN BASIN JOINT VENTURE LLC


                              By:    /s/ Donald Busby
                                 -------------------------------------------
                                 Authorized officer of Hilton
                                 Petroleum Ltd., Manager

                              Members:


                              By: /s/ Nick DeMare
                                 -----------------------------------------
                                 Authorized officer of Hilton
                                 Petroleum Ltd., attorney-in-fact for the
                                 Members

          Hilton Petroleum Greater San Joaquin Basin Joint Venture LLC
                          Operating Agreement - Page 13

                                   SCHEDULE A

Members                         Contribution                 Units of Interest










          Hilton Petroleum Greater San Joaquin Basin Joint Venture LLC
                          Operating Agreement - Page 14